Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary	State or Jurisdiction of Incorporation
Duncan Investments, LLC	California
HF Logistics-SKX T1, LLC	Delaware
HF Logistics-SKX T2, LLC	Delaware
HF Logistics-SKX, LLC	Delaware
Savva’s Café, Inc.	Delaware
Sepulveda Blvd. Properties, LLC	California
Sepulveda Design Center, LLC	California
Sepulveda Retail Properties, LLC	California
Skechers 10% Holdings, LLC	California
Skechers By Mail, Inc.	Delaware
Skechers Card Services, LLC	Virginia
Skechers Collection, LLC	California
Skechers Food Spot, LLC	California
Skechers Holdings International, Inc.	Delaware
Skechers Holdings Switzerland, LLC	California
Skechers Holdings USA 1, LLC	California
Skechers Holdings USA 2, LLC	California
Skechers R.B., LLC	Delaware
Skechers Sourcing International, LLC	California
Skechers Sourcing USA, LLC	California
Skechers Sport, LLC	California
Skechers USA Retail, LLC	California
Skechers USA, Inc. II	Virginia
SKX Illinois, LLC	Illinois
Comercializadora Skechers Chile Limitada	Chile
Leadtime China Limited	Hong Kong
Leadtime Co., Ltd.	China
Manhattan SKMX, S. de R.L. de C.V.	Mexico
Quanzhou Leadtime Commercial Co. Ltd.	China
RelaxedFit (Tianjin)Trading Co.,Ltd.	China
RelaxedFit China Limited	Hong Kong
SC Retail Sverige AB	Sweden
Sepulveda Footwear Costa Rica, S.R.L.	Costa Rica
Skechers (Barbados) SRL	Barbados
Skechers (Hainan) Enterprise Management Co., Ltd.	China
Skechers (Quanzhou) Enterprise Management Co., Ltd.	China
Skechers (Hainan) Trading Co., Ltd.	China
Skechers (Thailand) Limited	Thailand
Skechers (Tianjin) Supply Chain Management Co. Ltd.	China
Skechers Beijing I Co.,Ltd.	China
Skechers Beijing II Co.,Ltd.	China
Skechers Beijing III Co.,Ltd.	China
Skechers BH d.o.o.	Bosnia and Herzegovina
Skechers CEE Kft.	Hungary
Skechers Chengdu Co.,Ltd.	China
Skechers China Business Trust	Jersey
Skechers China E-Commerce Co., Ltd.	China
Skechers China Hengqin Co., Ltd.	China
Skechers China Limited	Hong Kong
Skechers Colombia, S.A.S.	Colombia
Skechers Czech Republic S.R.O.	Czech Republic
Skechers Do Brasil Calcados LTDA	Brazil
Skechers EDC SPRL	Belgium

Skechers Footwear (Dongguan) Co., Ltd.	China
Skechers Footwear Hong Kong Limited	Hong Kong
Skechers Footwear Ltd.	Israel
Skechers Guangzhou Co., Ltd.	China
Skechers Holdings International Limited	Jersey
Skechers Holdings Jersey Limited	Jersey
Skechers Holdings Mauritius Limited	Mauritius
Skechers Hong Kong Limited	Hong Kong
Skechers International	Jersey
Skechers International II	Jersey
Skechers Japan GK	Japan
Skechers Korea Co., Ltd.	South Korea
Skechers Latin America, LLC	Panama
Skechers Macau Limited	Macau
Skechers Malaysia Sdn Bhd.	Malaysia
Skechers Panama, LLC	Panama
Skechers Peru, S.R.L.	Peru
Skechers Poland Sp. z o.o.	Poland
Fujian Skechers E-Commerce Co., Ltd.	China
Skechers Qushui Trading Co., Ltd.	China
Skechers Retail Danmark ApS	Denmark
Skechers Retail Norge ApS	Norway
Skechers S.a.r.l.	Switzerland
Skechers Singapore Pte. Limited	Singapore
Skechers Slovakia S.R.O.	Slovakia
Skechers South Asia Private Limited	India
Skechers Southeast Asia Limited	Hong Kong
Skechers (Taicang) Supply Chain Co., Ltd.	China
Skechers Taicang Trading & Logistics Company	China
Skechers Trading (Shanghai) Co. Ltd.	China
Skechers (Shanghai) Commercial Co., Ltd.	China
Skechers (Dongguan) Technology Co., Ltd.	China
Skechers UKDC Limited	United Kingdom
Skechers USA Belgium B.V.	Belgium
Skechers USA Benelux B.V.	Netherlands
Skechers USA Canada, Inc.	Canada
Skechers USA Deutschland GmbH	Germany
Skechers USA France S.A.S.	France
Skechers USA Iberia, S.L.	Spain
Skechers USA Italia S.r.l.	Italy
Skechers USA Philippines, Inc.	Philippines
Skechers USA Portugal Unipessoal Limitada	Portugal
Skechers USA Romania S.R.L.	Romania
Skechers USA, Ltd.	United Kingdom
Skechers Vietnam Co. Ltd.	Vietnam
Skechers Vietnam Trading Limited	Vietnam
Sports C. Sverige AB	Sweden
Sports Connection Aps	Denmark
Sports Connection Finland OY	Finland
Sports Connection Holdings Aps	Denmark
Sports Connection Norge AS	Norway
Sports Connection Retail Germany GmbH	Germany